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                                                                     Exhibit 5.1

                                  May 4, 2000
Belmont Bancorp.
325 Main Street
Bridgeport, Ohio 43912

     RE:  Belmont Bancorp. Registration Statement on Form S-2
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Ladies and Gentlemen:

     We have acted as counsel for Belmont Bancorp., an Ohio corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of up to 3,000,000 shares of the Company's common stock ("Common Stock") pursuant to the Securities Act of 1933, as amended (the "Act"), for sale by the Company.

     In connection with the registration, we have examined the following:

     (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

     (b) The Registration Statement on Form S-2 (the "Registration Statement"), including the prospectus which is a part thereof (the "Prospectus"), relating to the Common Stock, as filed with the SEC;

     (c) Resolutions of the Board of Directors of the Company authorizing the issuance of the Common Stock; and

     (d) Such other agreements, documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

     The opinions hereinafter expressed are subject to the following qualifications and assumptions:

     1. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

     2. As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

     Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the State of Ohio are concerned, it is our opinion that the shares of Common Stock being registered for sale under the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms described in the Prospectus, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus in connection with the matters referred to under the caption "Legal Matters."

                            Very truly yours,

                            /s/  Doepken Keevican & Weiss
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                            Doepken Keevican & Weiss Professional Corporation